                                                                   EXHIBIT 10.18

                                                                 Option No.: ___

                    IPCS, INC. 2004 LONG-TERM INCENTIVE PLAN

                      NON-QUALIFIED STOCK OPTION AGREEMENT

     THIS AGREEMENT, entered into as of the Grant Date (as defined in paragraph
1), by and between the Participant and iPCS, Inc. (the "Company");

                                WITNESSETH THAT:

     WHEREAS, the Company maintains the iPCS, Inc. 2004 Long-Term Incentive Plan (the "Plan"), which is incorporated into and forms a part of this Agreement, and the Participant has been selected by the committee administering the Plan (the "Committee") to receive a Non-Qualified Stock Option Award under the Plan;

     NOW, THEREFORE, IT IS AGREED, by and between the Company and the Participant, as follows:

     1. TERMS OF AWARD. The following terms used in this Agreement shall have the meanings set forth in this paragraph 1:

          (a)  The "Participant" is ________________.

          (b)  The "Grant Date" is ________________.

          (c)  The number of "Covered Shares" is _______ shares of Stock.

          (d)  The "Exercise Price" is ______ per share.

     Other terms used in this Agreement are defined pursuant to paragraph 18 or elsewhere in this Agreement.

     2. AWARD AND EXERCISE PRICE. This Agreement specifies the terms of the option (the "Option") granted to the Participant to purchase the number of Covered Shares of Stock at the Exercise Price per share as set forth in paragraph 1. The Option is not intended to constitute an "incentive stock option" as that term is used in Code section 422.

     3. DATE OF EXERCISE. As of any date, the Option shall be vested with respect to 6.25% of the Covered Shares, multiplied by the sum of one plus the number of the Company's full fiscal quarters that have lapsed as of such date since the Grant Date. Notwithstanding the foregoing, the Option shall become fully vested and exercisable upon (i) a Change in Control that occurs on or before the Date of Termination, or (ii) the occurrence of any other acceleration event described in a written employment agreement between the Participant and the Company or a subsidiary of the Company. The Option may be exercised on or after the Date of Termination only as to that portion of the Covered Shares for which it was exercisable immediately prior to

(or became exercisable on) the Date of Termination, or became exercisable upon the Date of Termination.

     4. EXPIRATION. The Option shall not be exercisable after the Company's close of business on the last business day that occurs prior to the Expiration Date. The "Expiration Date" shall be the earliest to occur of:

          (a)  the ten-year anniversary of the Grant Date;

          (b) if the Date of Termination occurs by reason of death or Disability, the one-year anniversary of such Date of Termination; or

          (c) if the Date of Termination occurs for reasons other than death or Disability, the 90-day anniversary of such Date of Termination [THE FOLLOWING TO BE INSERTED FOR TIM, STEB, CRAIG AND PATRICIA:][, except where such Date of Termination occurs within 12 months following a Change in Control, then the later of the 90-day anniversary of such Date of Termination or the five-year anniversary of the Change in Control; or

          (d) if the Date of Termination occurs by reason of the Participant's termination of employment for Cause, the Date of Termination.

     5. METHOD OF OPTION EXERCISE. Subject to the terms of this Agreement and the Plan, the Option may be exercised in whole or in part by filing a written notice with the Secretary of the Company at its corporate headquarters prior to the Company's close of business on the last business day that occurs prior to the Expiration Date. Such notice shall specify the number of shares of Stock which the Participant elects to purchase, and shall be accompanied by payment of the Exercise Price for such shares of Stock indicated by the Participant's election. Payment shall be by cash or by check payable to the Company. Except as otherwise provided by the Committee before the Option is exercised: (i) all or a portion of the Exercise Price may be paid by the Participant by delivery of shares of Stock owned by the Participant and acceptable to the Committee having an aggregate Fair Market Value (valued as of the date of exercise) that is equal to the amount of cash that would otherwise be required; and (ii) if the Company securities are publicly traded, the Participant may, if allowed by the Committee and in accordance with procedures it established, pay the Exercise Price by authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise. Except as otherwise provided by the Committee, payments made with shares of Stock in accordance with clause (i) above shall be limited to shares held by the Participant for not less than six months prior to the payment date. The Option shall not be exercisable if and to the extent the Company determines that such exercise would violate applicable state or Federal securities laws or the rules and regulations of any securities exchange on which the Stock is traded. If the Company makes such a determination, it shall use all reasonable efforts to obtain compliance with such laws, rules and regulations. In making any determination hereunder, the Company may rely on the opinion of counsel for the Company.

     6. WITHHOLDING. All deliveries and distributions under this Agreement are subject to withholding of all applicable taxes. At the election of the Participant, and subject to such rules and limitations as may be established by the Committee from time to time, such withholding obligations may be satisfied through the surrender of shares of Stock which the Participant already owns, or to which the Participant is otherwise entitled under the Plan; provided, however, that such shares may be used to satisfy not more than the Company's minimum statutory withholding obligation (based on minimum statutory withholding rates for Federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income).

     7. TRANSFERABILITY. The Option is not transferable other than as designated by the Participant by will or by the laws of descent and distribution, and during the Participant's life, may be exercised only by the Participant. However, the Participant, with the approval of the Committee, may transfer the Option for no consideration to or for the benefit of the Participant's Immediate Family (including, without limitation, to a trust for the benefit of the Participant's Immediate Family or to a partnership or limited liability company for one or more members of the Participant's Immediate Family), subject to such limits as the Committee may establish, and the transferee shall remain subject to all the terms and conditions applicable to the Option prior to such transfer. The foregoing right to transfer the Option shall apply to the right to consent to amendments to this Agreement and, in the discretion of the Committee, shall also apply to the right to transfer ancillary rights associated with the Option. The term "Immediate Family" means the Participant's spouse, parents, children, stepchildren, adoptive relationships, sisters, brothers and grandchildren (and, for this purpose, shall also include the Participant).

     8. HEIRS AND SUCCESSORS. This Agreement shall be binding upon, and inure to the benefit of, the Company and its successors and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company's assets and business. If any rights exercisable by the Participant or benefits deliverable to the Participant under this Agreement have not been exercised or delivered, respectively, at the time of the Participant's death, such rights shall be exercisable by the Designated Beneficiary, and such benefits shall be delivered to the Designated Beneficiary, in accordance with the provisions of this Agreement and the Plan. The "Designated Beneficiary" shall be the beneficiary or beneficiaries designated by the Participant in a writing filed with the Committee in such form and at such time as the Committee shall require. If a deceased Participant fails to designate a beneficiary, or if the Designated Beneficiary does not survive the Participant, any rights that would have been exercisable by the Participant and any benefits distributable to the Participant shall be exercised by or distributed to the legal representative of the estate of the Participant. If a deceased Participant designates a beneficiary and the Designated Beneficiary survives the Participant but dies before the Designated Beneficiary's exercise of all rights under this Agreement or before the complete distribution of benefits to the Designated Beneficiary under this Agreement, then any rights that would have been exercisable by the Designated Beneficiary shall be exercised by the legal representative of the estate of the Designated Beneficiary, and any benefits distributable to the Designated Beneficiary shall be distributed to the legal representative of the estate of the Designated Beneficiary.

     9. ADMINISTRATION. The authority to manage and control the operation and administration of this Agreement shall be vested in the Committee, and the Committee shall have all powers with respect to this Agreement as it has with respect to the Plan. Any interpretation of the Agreement by the Committee and any decision made by it with respect to the Agreement is final and binding on all persons.

     10. PLAN GOVERNS. Notwithstanding anything in this Agreement to the contrary, the terms of this Agreement shall be subject to the terms of the Plan, a copy of which may be obtained by the Participant from the office of the Secretary of the Company; and this Agreement is subject to all interpretations, amendments, rules and regulations promulgated by the Committee from time to time pursuant to the Plan.

     11. NOT AN EMPLOYMENT CONTRACT. The Option will not confer on the Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate or modify the terms of such Participant's employment or other service at any time.

     12. NOTICES. Any written notices provided for in this Agreement or the Plan shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by fax or overnight courier, or by postage paid first class mail. Notices sent by mail shall be deemed received three business days after mailing but in no event later than the date of actual receipt. Notices shall be directed, if to the Participant, at the Participant's address indicated by the Company's records, or if to the Company, at the Company's principal executive office.

     13. FRACTIONAL SHARES. In lieu of issuing a fraction of a share upon any exercise of the Option, resulting from an adjustment of the Option pursuant to paragraph 4.2(f) of the Plan or otherwise, the Company will be entitled to pay to the Participant an amount equal to the fair market value of such fractional share.

     14. NO RIGHTS AS SHAREHOLDER. The Participant shall not have any rights of a shareholder with respect to the shares subject to the Option, until a stock certificate has been duly issued following exercise of the Option as provided herein.

     15. AMENDMENT. This Agreement may be amended in accordance with the provisions of the Plan, and may otherwise be amended by written agreement of the Participant and the Company without the consent of any other person.

     16. SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

     17. APPLICABLE LAW. The provisions of this Agreement shall be construed in accordance with the laws of the State of Delaware, without regard to the conflict of law provisions of any jurisdiction.

     18. DEFINITIONS. For purposes of this Agreement, the terms used in this Agreement shall be subject to the following:

          (a) CAUSE. The term "Cause" shall be as defined in any existing employment, consulting or any other agreement between the Participant and the Company or a Subsidiary or an Affiliate provided the Participant is in fact terminated for cause pursuant to such agreement, or, in the absence of such an employment, consulting or other agreement, shall be defined as (i) the determination by the Committee, in consultation with the Chief Executive Officer, that the Participant has ceased to perform his duties to the Company, an Affiliate (other than as a result of his incapacity due to physical or mental illness or injury), which failure amounts to an intentional and extended neglect of his duties to such party, (ii) the determination by the Committee, in consultation with the Chief Executive Officer, that the Participant has engaged or is about to engage in conduct materially injurious to the Company or a Subsidiary or an Affiliate, monetarily or otherwise, (iii) the Participant having been convicted of, or pleaded guilty or no contest to, a felony, (iv) conduct by Participant that involves theft, fraud or dishonesty, (v) repeated instances of drug or alcohol abuse or unauthorized absences during scheduled work hours, or (vi) the failure of the Participant to follow the lawful instructions of the Board or his direct superiors.

          (b) DATE OF TERMINATION. The term "Date of Termination" means the first day occurring on or after the Grant Date on which the Participant is not employed by the Company or any Subsidiary, regardless of the reason for the termination of employment; provided that a termination of employment shall not be deemed to occur by reason of a transfer of the Participant between the Company and a Subsidiary or between two Subsidiaries; and further provided that the Participant's employment shall not be considered terminated while the Participant is on a leave of absence from the Company or a Subsidiary approved by the Participant's employer. If, as a result of a sale or other transaction, the Participant's employer ceases to be a Subsidiary (and the Participant's employer is or becomes an entity that is separate from the Company), [and the Participant is not, at the end of the 30-day period following the transaction, employed by the Company or an entity that is then a Subsidiary, then] the occurrence of such transaction shall be treated as the Participant's Date of Termination caused by the Participant being discharged by the employer.

          (c) DISABILITY. The Participant shall be considered to have a "Disability" during the period in which the Participant is unable, by reason of a medically determinable physical or mental impairment, to engage in any substantial gainful activity, which condition, in the opinion of a physician selected by the Committee, is expected to have a duration of not less than 120 days.

          (d) PLAN DEFINITIONS. Except where the context clearly implies or indicates the contrary, a word, term, or phrase used in the Plan is similarly used in this Agreement.

     IN WITNESS WHEREOF, the Participant has executed this Agreement, and the Company has caused these presents to be executed in its name and on its behalf, all as of the Grant Date.

                                          Participant


                                          --------------------------------------


                                          iPCS inc.

                                          By:
                                             -----------------------------------
                                          Its:
                                              ----------------------------------